UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 15, 2020

MOSYS, INC.

(Exact Name of Registrant as Specified in Charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2309 Bering Dr.

San Jose, California 95131

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MOSY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR

§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)On July 15, 2020, MoSys, Inc. (the “Company”) held its 2020 annual meeting of stockholders, and a quorum for the transaction of business was present in person or represented by proxy. The Company’s stockholders voted on four proposals, which are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 26, 2020.

(b)Voting results were as follows:

•	Proposal 1 – Election of directors to serve until the next annual meeting of stockholders.

	For	Withheld	Broker Non-Vote
Daniel Lewis	668,389	366,606	935,523
Scott Lewis	667,186	367,809	935,523
Daniel J. O’Neil	660,638	374,357	935,523
Robert Y. Newell	667,355	367,640	935,523

All of the foregoing candidates were elected to serve as directors until the next annual meeting of stockholders.

•	Proposal 2 – Ratification of the audit committee’s appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

For	Against	Abstain	Broker Non-Vote
1,680,633	31,238	258,647	-

The foregoing proposal was approved.

•	Proposal 3 – A proposal to approve, on an advisory basis, the executive compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Vote
704,019	60,219	270,757	935,523

The foregoing non-binding proposal was approved.

•	Proposal 4 – To approve an amendment of the Company’s Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of capital stock

For	Against	Abstain	Broker Non-Vote
988,356	36,319	10,320	935,523

The foregoing proposal was not approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSYS, INC.

Date: July 17, 2020	By: /s/ James W. Sullivan
James W. Sullivan

Vice President of Finance and Chief Financial Officer